UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MOTA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0225275
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

81 Daggett Drive
San Jose, CA 95134

Phone: (408) 370-1248
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-213982

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock of Mota Group, Inc. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as amended (Registration No. 333- 213982) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 18, 2017	MOTA GROUP, INC.

	By:	/s/ Michael Faro
Michael Faro
President and Chief Executive Officer